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                                                                 EXHIBIT (D)(27)

                              THE RBB FUND, INC.
                                AMENDMENT NO. 1
                                      TO
                         INVESTMENT ADVISORY AGREEMENT
                      n/i numeric investors Mid Cap Fund

     WHEREAS, The RBB Fund, Inc. (the "Fund") and Numeric Investors L.P. (the "Investment Advisor") desire to amend the Investment Advisory Agreement ("the Agreement") for the n/i numeric investors Mid Cap Fund (the "Portfolio") dated April 24, 1996 by and among them under which the Investment Adviser renders investment advisory service; and

     WHEREAS, the Investment Adviser is willing to render such service to the Fund with respect to the Portfolio;

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     12.  Compensation.
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          (a)  For the services provided and the expenses assumed pursuant to the Agreement with respect to the Fund, until January 1, 2001, the Fund will pay the Investment Adviser from the assets of the Fund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 0.75% of the Fund's average daily net assets.

          (b) After January 1, 2001, the Portfolio will pay the Investment Adviser from the assets of the Portfolio and the Investment Adviser will accept as full compensation therefor fees calculated as follows:

               (i) There shall be a fee, computed daily and payable monthly, at the annual rate of 0.85% of the Portfolio's average daily net assets (the "Base Fee"), provided, however, that if subparagraph (ii) below is applicable, the fee
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shall be calculated pursuant to subparagraph (iii) below.

               (ii) After each calendar month, it shall be determined whether the investment performance of the Portfolio (calculated in accordance with subparagraph (v) below) has exceeded or lagged the Target (as hereinafter defined) within the parameters of one of subparagraphs (A) through (E) during the immediately preceding twelve months:

                    (A) the investment performance of the Portfolio was equal to or lagged the Target;

                    (B) the investment performance of the Portfolio exceeded the Target by more than 0 but not more than 100 basis points;
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                    (C)  the investment performance of the Portfolio exceeded
the Target by more than 100 but not more than 200 basis points;

                    (D) the investment performance of the Portfolio exceeded the Target by more than 200 but not more than 300 basis points;

                    (E) the investment performance of the Portfolio exceeded the Target by more than 300 but not more than 400 basis points;

                    (F) the investment performance of the Portfolio exceeded the Target by more than 400 but not more than 500 basis points;

                    (G) the investment performance of the Portfolio exceeded the Target by more than 500 but not more than 600 basis points;

                    (H) the investment performance of the Portfolio exceeded the Target by more than 600 but not more than 700 basis points;

                    (I) the investment performance of the Portfolio exceeded the Target by more than 700 but not more than 800 basis points;

                    (J) the investment performance of the Portfolio exceeded the Target by more than 800 but not more than 900 basis points; or

                    (K) the investment performance of the Portfolio exceeded the Target by 900 basis points or more;

               (iii) If subparagraph (ii) applies, the rate of the Base Fee for such calendar month should be adjusted as follows:

                    (A) If subparagraph (ii)(A) applies, the annual rate of the Base Fee shall be 0.35%;

                    (B) If subparagraph (ii)(B) applies, the annual rate of the Base Fee shall be 0.45%;

                    (C) If subparagraph (ii)(C) applies, the annual rate of the Base Fee shall be 0.55%;

                    (D) If subparagraph (ii)(D) applies, the annual rate of the Base Fee shall be 0.65%;

                    (E) If subparagraph (ii)(E) applies, the annual rate of the Base Fee shall be 0.75%;

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                    (F)  If subparagraph (ii)(F) applies, the annual rate of the
Base Fee shall be 0.85%;

                    (G) If subparagraph (ii)(G) applies, the annual rate of the Base Fee shall be 0.95%;

                    (H) If subparagraph (ii)(H) applies, the annual rate of the Base Fee shall be 1.05%;

                    (I) If subparagraph (ii)(I) applies, the annual rate of the Base Fee shall be 1.15%;

                    (J) If subparagraph (ii)(J) applies, the annual rate of the Base Fee shall be 1.25%; or

                    (K) If subparagraph (ii)(K) applies, the annual rate of the Base Fee shall be 1.35%.

               (iv) The "Target" means the investment record of the Standard & Poor's MidCap 400 Index.

               (v) The investment record of the Standard & Poor's MidCap 400 Index shall be calculated in accordance with Rule 205-1(b) under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as such Rule shall be amended from time to time or any successor regulation. The investment performance of the Fund shall be calculated in accordance with Rule 205-1(a) under the Advisers Act as such Rule shall be amended from time to time or any successor regulation.

          (c) The fee attributable to the Fund shall be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Company.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of ___________,


                                   THE RBB FUND, INC.


                                   By: ________________________

                                   Its: _______________________


                                   NUMERIC INVESTORS L.P.


                                   By: ________________________

                                   Its: _______________________

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